From: EnviroStar, Inc.

290 NE 68 Street, Miami, FL 33138

Henry M. Nahmad (305) 754-8676

Michael Steiner (305) 754-8676

EnviroStar, Inc. to acquire AAdvantage Laundry Systems.

Miami, Florida – December 11, 2017 – EnviroStar, Inc. (NYSE American: EVI) announced today that it has executed definitive asset purchase agreements to acquire substantially all the assets and certain liabilities of Zuf Acquisitions I LLC d/b/a/ AAdvantage Laundry Systems and Sky-Rent LP (collectively “AAdvantage”), for a combined $17 million to be paid in 50% in cash and 50% EVI common stock. Based in Dallas, Texas, AAdvantage is a prominent distributor of laundry products and a provider of installation and maintenance services to the new and replacement markets of the commercial and vended laundry industry. For the twelve-months ended June 30, 2017, AAdvantage generated over $27 million in revenues from the sale of equipment, parts, supplies, and related installation and maintenance services. Revenues and profits include and are anchored by an extensive, predictable, and growing portfolio of laundry equipment rental and lease agreements, a valuable expertise that presents a significant growth opportunity for each EVI business.

For over 20 years, AAdvantage has been under the continuous ownership and leadership of Mike Zuffinetti, with the addition of Ryan Smith in 2010. Under their joint direction and with the dedication of AAdvantage’s 49 valued employees, AAdvantage is a strong base from which EVI expects to generate future growth in the southwest and beyond. Mike Zuffinetti, CEO of AAdvantage said: “AAdvantage is an entrepreneurial organization with an unrelenting pursuit for growth and success. EVI’s entrepreneurial culture, long-term vision, and operating philosophy presented a compelling proposition we believe will accelerate our growth and help us all achieve new levels of success. We are thrilled to be a member of the EVI family and look forward to making valuable contributions in the years ahead.”

Consistent with EVI’s operating philosophy, AAdvantage will operate as a subsidiary of EVI from its present locations, under its existing leadership, with all its employees, and conduct business as it has historically. Ryan Smith, President of AAdvantage added: “We are completely aligned with EVI’s long-term goals and we are excited about the new opportunities our employees will have to continue their mission of providing superior products, exceptional services, and competitive pricing to our valued customers in the years ahead.” Henry M. Nahmad, EVI’s Chairman and Chief Executive Officer, commented: “Entrepreneurial leadership and success is a common thread of each addition to the EVI Family. With AAdvantage, EVI gains revenues, profits, and an experienced and innovative team from which future growth is possible. The EVI family is bigger and better with Mike, Ryan, and their team at AAdvantage. We all look forward to years of mutual growth and success.”

The transaction is expected to close within the next 60 days, subject to customary due diligence and closing conditions. EVI expects the addition of AAdvantage to be accretive to its current fiscal year ended June 30, 2018.

About EnviroStar

EnviroStar, Inc. is a distributor of commercial, industrial, and vended laundry products and industrial boilers, including related parts and supplies. Through its subsidiaries, EVI sells its products and provides installation and maintenance services to thousands of customers across the United States, the Caribbean, and Latin America. EVI seeks to grow its North American market share through the execution of its buy-and-build strategy. In that pursuit, EVI intends to focus on buying market-leading laundry and commercial cleaning products businesses, and building them through the implementation of a growth culture that focuses on adding new locations, offering a more expansive and complimentary product line, and delivering a vast array of technical services.

Forward-Looking Statements

Except for the historical matters contained herein, statements in this press release are forward- looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to a number of known and unknown risks and uncertainties that may cause actual results, trends, performance or achievements of EnviroStar, or industry trends and results, to differ from the future results, trends, performance or achievements expressed or implied by such forward-looking statements. These risks and uncertainties include, among others, that the proposed acquisitions of AAdvantage and Sky-Rent may not be accretive to EnviroStar’s earnings or otherwise have a positive impact on EnviroStar’s operating results or financial condition to the extent anticipated or at all, integration risks, risks related to the business, operations and prospects of each of AAdvantage and Sky-Rent and EnviroStar’s plans with respect thereto, the risk that the conditions to closing the proposed acquisitions may not be satisfied and that the proposed acquisitions may not otherwise be consummated when expected, in accordance with the contemplated terms, or at all, and the risks related to EnviroStar’s operations, results, financial condition, financial resources, and growth strategy, including EnviroStar’s ability to find and complete other acquisition opportunities, and the impact of any such acquisitions on EnviroStar’s operations, results and financial condition. Reference is also made to other economic, competitive, governmental, technological and other risks and factors discussed in EnviroStar’s filings with the Securities and Exchange Commission, including, without limitation, those disclosed in the “Risk Factors” section of EnviroStar’s Annual Report on Form 10-K for the fiscal year ended June 30, 2017 filed with the SEC on September 28, 2017. Many of these risks and factors are beyond EnviroStar’s control. In addition, past performance and perceived trends may not be indicative of future results. EnviroStar cautions that the foregoing factors are not exclusive. The reader should not place undue reliance on any forward- looking statement, which speaks only as of the date made. EnviroStar does not undertake to, and specifically disclaims any obligation to, update or supplement any forward-looking statement, whether as a result of changes in circumstances, new information, subsequent events or otherwise, except as may be required by law.